Exhibit 10.2
NONSTATUTORY STOCK OPTION

Optionee:	«First_Name» «Mid» «Last_Name»
«Position»
Department: «Depart»
     On «Grant_Date» (the “Grant Date”) PetSmart, Inc. (the “Company”), pursuant to its 2006 Equity Incentive Plan (the “Plan”), granted to you, the Optionee named above, an option to purchase shares of the common stock of the Company (“Common Stock”). This option is not intended to qualify and will not be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
     The grant hereunder is in connection with and in furtherance of the Company’s compensatory benefit plan for participation of the Company’s (and its Affiliates’ as defined in the Plan) employees (including officers), directors or consultants and is subject to the terms and conditions of the Plan. In the event that this option is granted to you in connection with the performance of services as a consultant or director (or you later become a consultant or director), references to employment, employee and similar terms shall be deemed to include the performance of services as a consultant or a director, as the case may be, provided, however, that no rights as an employee shall arise by reason of the use of such terms. Any reference to employment with the Company shall also refer to employment with an Affiliate, as appropriate.
     The details of your option are as follows:
     1. The total number of shares of Common Stock subject to this option is «Issued». The vesting commencement date for this option is «Begin_Date». Subject to the limitations contained herein and as otherwise provided for herein, shares subject to this option shall become exercisable twenty-five percent (25%) per year for four (4) years commencing one (1) year after the vesting commencement date and on each anniversary thereafter, unless you cease to be employed by the Company for any reason prior to any such anniversary date.
     2. (a) The exercise price of this option is $«Price» per share, provided however, that the exercise price shall not be less than the Fair Market Value (as defined in the Plan) of the Common Stock on the date of grant of this option.
          (b) Payment of the exercise price per share is due in full upon exercise of all or any part of each installment, which has accrued to you. The Company may require you, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:
               (i) Payment of the exercise price per share in cash (including check) at the time of exercise;
               (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock;

               (iii) Provided that at the time of exercise of your option the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock that have a Fair Market Value (as defined in the Plan) on the date of exercise equal to the exercise price and that qualify as Permitted Shares. For the purposes of the foregoing, “Permitted Shares” shall mean shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests and that either (x) you have held for the period required to avoid classification of this option as a liability for financial accounting purposes or (y) you did not acquire, directly or indirectly from the Company. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock; or
               (iv) Payment by a combination of the methods of payment permitted by subparagraph 2(b)(i) through 2(b)(iii) above.
     3. This option may not be exercised for any number of shares, which would require the issuance of anything other than whole shares.
     4. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.
     5. The term of this option commences on the Grant Date and, unless sooner terminated as set forth below or in the Plan, terminates on the date (the “Fixed Termination Date”) which shall be the earlier of «End_Date» or seven (7) years from the Grant Date. In no event may this option be exercised on or after the Fixed Termination Date. This option shall terminate prior to the Fixed Termination Date on the date that is three (3) months after the termination of your employment with the Company for any reason or for no reason unless:
          (a) such termination of employment is due to Disability, in which event the option shall terminate on the earlier of the Fixed Termination Date or twelve (12) months following such termination of employment; or
          (b) such termination of employment is due to your death, in which event the option shall terminate on the earlier of the Fixed Termination Date or eighteen (18) months after your death; or

          (c) during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 4 above, the option shall terminate when the expiration of the period that commences on the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant and ends when there have been at least ninety-one (91) days, whether or not such days are consecutive, on which the exercise of the Options would not be in violation of such registration requirements.
          However, this option may be exercised following such termination of employment only as to that number of shares as to which it was exercisable on the date of such termination of employment under the provisions of paragraph 1 of this option.
     6. (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Section 12 of the Plan.
          (b) By exercising this option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of: (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise. You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock. In the Company’s sole discretion, subject only to compliance with any applicable conditions or restrictions of law, the Company may require you to satisfy your obligations as set forth in this subparagraph 6(b) by one or more of the following:
               (i) Payment by you to the Company of cash.
               (ii) Withholding from payroll or any other amounts payable to you.
               (iii) Pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board often referred to as a “cashless exercise program” or a “same day sale program.”
               (iv) Withholding from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, as determined by the Company, that is not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, you agree to review with your own tax advisors the federal, state, local and foreign tax consequences of the exercise. You will rely solely on your own advisors and not on any statements or representations of the Company or any of its agents for advice regarding, without limitation, whether and when to exercise your option and whether to make a proper and timely election under Section 83(b) of the Code to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.
     7. This option is not transferable, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act (a “QDRO”), and is exercisable during your life only by you or a transferee pursuant to a QDRO. By delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.
     8. This option is not an employment or other service contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or other service of the Company, or of the Company to continue your employment or other service with the Company.
     9. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.
     10. Your option is subject to all the provisions of the Plan, a copy of which is attached hereto, and its provisions are hereby made a part of your option, including without limitation the provisions of Section 6 of the Plan relating to option provisions. Your option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.
     11. This Agreement, the Plan, any written agreements with the Company and any other equity compensation plan adopted or approved by the Board of Directors or the Compensation Committee of the Company shall constitute the complete and exclusive agreement between the parties regarding the subject matter hereof. No modification or amendment of this Agreement or waiver of any rights hereunder shall be valid unless in writing and duly signed by a party authorized by each party hereto.
     Dated effective as of the Grant Date.
Very truly yours,
PetSmart, Inc.

By:
Duly authorized on behalf
of the Board of Directors
Attachments:
PetSmart, Inc. 2006 Equity Incentive Plan
PetSmart, Inc. 2006 Equity Incentive Plan Prospectus